Exhibit 10.10

                                 LEASE AGREEMENT

                                 211 UNION, LLC

         THIS LEASE AGREEMENT, made and entered into as of the 10 day of April, 2000 by and between 211 UNION, LLC (hereinafter referred to as "Landlord"), and DECORIZE.COM, LLC (hereinafter referred to as "Tenant").

         LANDLORD                                 TENANT
         211 UNION, LLC                           DECORIZE.COM, LLC
         Donald H Beisner, Member                 Attn: Jon Baker
         4131 E St Andrews Dr                     211-F South Union
         Springfield MO 65809                     Springfield MO 65802
         417-831-2400v/fx or 831-9919             866 2700  fax 866 2071
         Emergency 889 7955                       Jon Baker H 863 2946
         Email: dhbeisner@home.com                Email: jon@guildmasterinc.com
         Winter Maui: 808 669 6939v/fx
         Fed Tax EIN 43-1882139

         In  consideration  of  the  terms,   covenants  and  conditions  herein
contained, Landlord and Tenant covenant and agree as follows:

         1. DEMISE AND TERM. Landlord leases to Tenant, and Tenant leases from Landlord, that certain leased premises described as follows:
         211 S. Union at Cairo, Springfield, Missouri, Unit(s) " F", more particularly described as approximately 1600 square feet warehouse office space. Landlord shall furnish Tenant approximately 1600 square feet of office space located in the leased premises as part of the (1600) square feet of the cumulative leased space described: "AS IS" plus remodeling of existing "dark room" for office, new carpeting and paint with color choices by tenant with landlord approval.

         The original term of this Lease and Tenant's obligation to pay rent hereunder shall commence May 1, 2000, (hereinafter referred to as "Occupancy Date"), and continue for Three (3) years until April 30, 2003, (hereinafter referred to as "Termination Date"). If more space is needed after year two (2) and Landlord is unable to accommodate Tenant, Tenant shall have the option to buy out the remaining 1 year of the lease for one-third (1/3) of the Landlord's cost of carpet and paint. Notice of this event must be given in writing to Landlord three (3) months prior (on or before 1-31-02) to the year 2 anniversary (4-30-02). If the Commencement Date does not occur on the first day of a calendar month, the first Lease Year shall consist of the partial first month plus the following twelve (12) full calendar months. Tenant will be allowed access to the premises mid April for move-in and installation of phone data lines. If the premises are not ready for occupancy by Occupancy Date, the Lease shall not commence until an occupancy permit is given to Landlord and Termination Date shall be adjusted to correspond to term. Any options to renew, if applicable, shall be governed by the terms of Exhibit bit "A" attached hereto and incorporated herein by reference.

          2. RENT. One (1) month's fixed minimum rent shall be due and payable from Tenant to Landlord upon the execution of this Lease, to serve as security deposit. Tenant agrees to pay Landlord, at address provided on page one, rent which shall be paid in advance of the first day of each calendar month during the lease term.

First year         5-1-00           to          4-30-01         ($860) per month
Second year        5-1-01           to          4-30-02         ($860) per month
Third year         5-1-02           to          4-30-03         ($860) per month

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         3. HOLDING OVER BY LESSEE.  At the  expiration  of the Lease term,  the parties, by mutual written agreement, may elect to continue the Lease term from month to month, subject to the same terms and conditions as set forth herein; provided, however, that in the event of such extension of the Lease term, the Lease term, as extended, may be terminated by either party upon ninety (90) days written notice to the other party. In the event Lessee or anyone else in the name of Lessee shall hold onto the whole or any part of the leased premises after the expiration of this Lease without said mutual agreement, or after its forfeiture for any cause whatsoever, the Lessee shall pay double rent for every day of such holdover.

         4. ASSIGNMENT AND SUBLETTING. Tenant will not assign this Lease, in whole or in part nor sublet all or any part of the leased premises, without obtaining the written consent of Landlord, which consent to assignment or subletting shall only be for the same use of the premises as provided for in Paragraph 5 of this lease, and shall not release Tenant from any liabilities hereunder. Any assignment or subletting without Landlord's consent in writing shall be void.

         5. USE OF  PREMISES  BY TENANT.  Tenant  shall use the  leased  premise solely for the purpose of conducting the business of general office and warehouse facilities and in compliance with the zoning ordinances of Springfield. Tenant shall not perform any acts or carry on any practices, which may damage the building or pose risks for damage. Tenant shall not allow any rubbish or refuse to accumulate or any fire hazard to exist in or about the above premises. Outdoor storage of materials is restricted and must be done in an orderly manner. Used Pallets may not be stored in any quantity and never adjacent to the building since this constitutes a fire hazard. The fragile skin of the building exterior must be respected so as to avoid damage, dumpsters as an example. Tenant shall not use or store any dangerous or environmentally hazardous materials or products on the premises. Tenant shall have the right to park a reasonable number of vehicles, subject to landlord's approval, in the common rear fenced-in parking area, which is secured by lockable gates. Landlord assumes no responsibility for the security of said area. Parking in front of the premises, prorata to frontage, should be reserved for visitors according to the tenant's needs.

         6. LATE CHARGES ON PAST DUE RENT. If Tenant shall fail to pay, when the same is due and payable, any rent or any amount of percentage rent (if applicable), or any other amounts or charges due to Landlord under the terms of this Lease, then Tenant agrees to pay late charges as follows. If payment is not received by the fifth day of the respective month, then a late charge of FIFTY DOLLARS ($50.00) for each month of delinquency will be assessed, and the sum of TEN DOLLARS ($10.00) per day for each late day will accrue until the payment is made in full. This is in addition to the monthly rental due. Other charges, such as shared expense for the common area (CAM), will be due on the first day of the month following billing for same, and the same late charges will apply. Payments received will be applied sequentially to the most delinquent (oldest) charges. There will be a charge of $50 for all returned checks.

         7. COST OF MAINTENANCE OF COMMON AREA. Tenant agrees to reimburse Landlord for Tenant's share of the actual costs incurred by Landlord in maintaining the common areas. Such common area charges shall include, but not be limited to, water, sewer, trash removal, landscaping and yard maintenance, security protection, bulb replacement, general cleanup, parking lot cleaning and maintenance, snow removal, reasonable employee wages and all other costs of operating/maintaining the common areas, to the extent Landlord agrees to provide. Landlord has the option of amortizing major common area expenses, such as sealing of the parking lot. Future tenants are responsible for their prorata share of the unamortized balance. Tenant shall reimburse Landlord after receipt of satisfactory evidence of said costs and the amount due from Tenant, but not more often than once during any three (3) month period of the lease term. Tenant's share shall be a fraction of the whole cost, the numerator of which shall be the area of the leased premises and the denominator of which shall be

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the total area of leasable  floor space in the  building,  including  the leased premises.

         8. FIXTURES AND ALTERATIONS. Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any trade fixtures, exterior signs, antennas, floor covering, interior or exterior lighting, plumbing fixtures, shades or awnings, or make any changes to the building without first obtaining Landlord's written approval and consent. Tenant shall present to Landlord architecturally approved plans and specifications for such work at the time approval is sought. Alterations made by Tenant shall become the property of Landlord at the expiration of the term of this Lease or any extensions thereof unless Landlord has specifically agreed, in writing, that Tenant may remove any such fixtures or alterations. Any outside ramp installed adjacent to the leased premises shall be of temporary construction only.

         9. MAINTENANCE OF LEASED PREMISES. Tenant's taking possession shall be conclusive evidence against it that the premises were in good order and in satisfactory condition when Tenant took possession hereunder. Tenant shall, at all times, maintain the interior of the leased premises in good condition and repair, as well as all exterior entrances, all glass, including windows, show window moldings, all partitions, doors, fixtures and equipment and appurtenances thereof (including lighting, heating, sewage facilities, including free flow to the main sewer line, air conditioning/heating system, electrical wiring and equipment, interior walls, floors and ceilings), and including replacement of parts and equipment, if necessary. Any warranties in effect will be applied for the Tenant's benefit. Tenant shall change furnace/air-conditioning filters every six months. Tenant shall test emergency lighting systems and exit lights every month and replace their batteries as needed. If Tenant refuses or neglects to repair property as required hereunder as soon as reasonably possible after written demand, and the reasonable satisfaction of Landlord, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay Landlord's costs for making such repairs upon presentation of a bill therefor as additional rent. Landlord shall maintain the exterior and roof of the leased premises, but shall not be liable to Tenant or any other persons or parties for any loss occasioned by Landlord's failure to perform such maintenance unless Landlord fails to perform such maintenance within a reasonable time after receiving a specific written request from Tenant to do so. Tenant shall provide and maintain two (2) five pound ABC rated fire extinguishers at each end of the leased space; or as otherwise required by the insurance inspector or fire department. The use of salt is prohibited since it causes severe surface damage. Kitty litter or sand provides better traction.

         10. INSURANCE. Tenant shall, during the entire term of this Lease Agreement, keep in full force and effect policies of public liability and property damage insurance with respect to the leased premises, all signage, and the business operated by Tenant and any subtenants of Tenant in the leased premises, in which the limits of public liability shall not be less than ONE MILLION DOLLARS ($1,000,000) per Occurrence and ONE MILLION DOLLARS ($1,000,000) in General Aggregate and in which the fire damage liability shall not be less than ONE HUNDRED THOUSAND DOLLARS ($100,000). The policy shall name Landlord, any person, firms or corporations designated by Landlord, and Tenants as insureds, and shall contain a clause that the insuror will not cancel or change the insurance without first giving Landlord ten (10) days prior written notice. The insurance shall be with an insurance company approved by Landlord and a copy of the policy or a certificate of the insurance shall be delivered to the Landlord.

         11. WAIVER OF SUBROGATION. All policies of insurance pertaining to the leased premises and its contents shall be endorsed to provide that the insurance company may not subrogate with respect to insurance carried by Landlord against Tenant and with respect to insurance carried by Tenant against

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Landlord,  it being agreed that neither Tenant nor Tenant's insurance company or companies shall have any right of action against Landlord for any loss or damage to Tenant's property in or about the leased premises which loss or damage is, in fact, covered by insurance carried by Tenant, and that neither Landlord nor Landlord's insurance company or companies shall have any right of recovery against Tenant for any loss or damage to Landlord's property in or upon the leased premises, which loss or damage is, in fact, covered by insurance carried by Landlord.

         12. INDEMNIFICATION OF LANDLORD. Tenant will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expenses in connection with personal injury or damage to property arising from or out of any occurrence in, upon or at the leased premises.

         13. JANITORIAL, UTILITIES AND TAXES. Tenant shall be solely responsible for and promptly pay all charges for janitorial service, and heat, gas and electricity, or any other utility used or consumed in the leased premises. Tenant shall be responsible for any hookup or connection charges, such as utilities, and shall be responsible for any disconnect or reconnect charges, such as those resulting from severance of services. Tenant shall also be solely responsible for and promptly pay all personal property taxes, which may be levied or assessed by any lawful authority against the leased premises or any of the contents therein.

         14. GOVERNMENTAL REGULATIONS. Tenant shall, at Tenant's sole cost and expense, comply with all the requirements of county, municipal, state, federal and all other applicable governmental authorities now in force, or which may hereafter be in force, pertaining to said leased premises, and shall faithfully observe in the use of the leased premises all municipal and county ordinances and state and federal statutes now in force or which may hereafter be in force.

         15. DAMAGE OR DESTRUCTION OF LEASED PREMISES. In the event that the leased premises is destroyed or damaged, so as to be unfit for ordinary occupancy and use by fire, storm, explosion, earthquake or other casualty, so as not to be capable of being economically rebuilt or restored within six months, then this Lease shall be automatically terminated. Otherwise, Landlord shall proceed with due diligence to restore the premises within such six month period, in which case there shall be an abatement and apportionment of the rent until the premises are restored. In the event Landlord determines that the premises cannot be rebuilt or restored under the six month provision herein, then it shall give written notice of this decision to Tenant within thirty (30) days from the date of the happening of such casualty.

         16. CONDEMNATION OF LEASED PREMISES. If more than fifty percent (50%) of the demised building or the parking area shall be appropriated and taken for any public use by virtue of eminent domain or condemnation proceedings, Tenant, upon such taking, shall have the right to terminate this lease by written notice to Landlord given within fifteen (15) days of such taking, and rental shall be paid only to the time that such taking occurs or Tenant surrenders possession of the leased premises to Landlord, whichever be the later event: or, in the event of partial appropriation as aforesaid, Tenant may elect to continue in possession of that part of the leased premises not so appropriated with all terms and conditions of this Lease remaining applicable. By remaining in possession of the leased premises for as much as ninety (90) days after such taking, Tenant shall be deemed to have waived all such right to terminate even though such notice of termination may have been given to Landlord.

         17. LANDLORD'S AND TENANT'S DAMAGES. In the event of any condemnation or taking aforesaid, whether whole or partial, Tenant shall not be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award, Tenant hereby expressly waiving any right or claim to any part thereof. Although all damages in the event of any condemnation are to belong to Landlord, whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the leased premises, Tenant shall have the right to claim and recover from the condemning authority,

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but not  from  Landlord,  such  compensation  as may be  separately  awarded  or recoverable by Tenant in Tenant's own right on account of any cost or loss to which Tenant' might be put in relocating the business or moving Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment.

         18. INCREASES IN REAL ESTATE TAX AND INSURANCE PREMIUMS. Tenant shall reimburse Landlord for Tenant's share of any increase in the amount of real estate taxes assessed against the building after the first year of full assessment 1990, and any increase in the insurance premium paid by Landlord for liability insurance or insurance maintained by Landlord within a ninety percent (90%) co-insurance clause for full replacement value on the building after 1989. Tenant's share will be included with the common area maintenance charges and shall be a fraction of any such increases, the numerator of which fraction shall be the area of the leased premises and the denominator of which shall be the total area of leasable floor space in the building including the leased premises.

         19. DEFAULT OF THE TENANT. In the event of any failure by Tenant to pay any rental due hereunder within five (5) days after the same shall be due, or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than five (5) days after written notice of such default shall have been given to Tenant, then Landlord, in addition to other rights and remedies it may have, shall have the immediate rights to accelerate all rentals due hereunder, and of re-entry and may remove all persons and property from the leased premises without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. Further provided that all property of Tenant which may be at any time during the term of this lease in or upon said leased premises, whether exempt from execution or not, shall be bound by and subject to a lien for the payment of the rent herein reserved and for any damages arising from any breach by Tenant of any of the covenants of agreements of this lease to be by him performed. Landlord may take possession of said property or any part or parts thereof and sell or cause the same to be sold at public or private sale, with or without notice, to the highest bidder for cash, and apply the proceeds of said sale toward the costs thereof and then toward the debt and/or damages as aforesaid. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from tenant all damages it may incur by reason of such breach. Tenant further agrees to indemnify Landlord for any and all costs and expenses, including reasonable and customary attorney fees, incurred by Landlord in any lawsuit against Tenant to enforce the terms of this Lease.

         20. RIGHT OF ENTRY. Landlord or Landlord's agents shall have the right to enter the leased premises at all reasonable times to examine the same, and to show them to prospective purchasers or lessees of the building, and to make such repairs, alterations, improvements or additions as the Landlord may deem desirable.

         21. LANDLORD'S COVENANT. Upon payment by Tenant of the rents herein provided, and upon the observance and performance of all covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the leased premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject nevertheless, to the terms and conditions of this Lease.

         22. NOTICES. All notices, request and other communications hereunder shall be in writing and shall be deemed to be duly given if delivered or deposited in the United States Mail, first class postage prepaid, certified or registered, return receipt requested to Landlord at the address noted on page one; and to the Tenant at the address of the leased premises or that provided on page one of this Lease Agreement. Each party may, from time to time, designate a different address by notice given in conformity with this paragraph. The date of receipt as indicated on the United States Postal return

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receipt, or in the case of first class delivery three days after mailing,  shall be the commencement date for calculating any time periods associated with the giving of notice hereunder.

         23. AMENDMENTS. It is acknowledged that the covenants and obligations herein contained are the full and complete terms of this Lease Agreement, and no alterations, amendments or changes to such terms shall be binding unless first reduced to writing and executed with the same formality as this Lease Agreement. This provision shall not apply to changes of address for forwarding or notice or rental payments.

         24. HEADINGS. The headings hereof are intended as guides only and shall not be construed as having any legal effect.

         25. HEIRS, SUCCESSORS AND ASSIGNS. Each and every obligation contained in this Lease Agreement shall be jointly and severally binding upon the respective parties, their heirs, legal representatives, successors and assigns.

         26. OFFER. Preparation of this Lease by either party and submission of same to the other party shall not be deemed an offer to lease. This Lease is not intended to be binding until executed by all Parties hereto.

          IN WITNESS WHEREOF, the parties have caused these presents to be executed as of the day and year first above written.

LANDLORD                                            TENANT

211 Union, LLC.

BY: /s/ Donald  Beisner                              By: /s/ Jon Baker
   ---------------------------------                     ----------------------
   Donald H Beisner, Member                              Title: CEO

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                           RENEWAL OPTIONS--EXHIBIT A

         Tenant shall have the option to renew this lease for Two (2) additional period(s) of Three (3) year(s) each, all according to the terms and provisions of the Lease Agreement, except as specifically modified below. Said option(s) to renew must be exercised by Tenant giving written notice to Landlord at least three (3) months prior to the expiration of the current term.

                               RENEWAL OPTION ONE

         COMMENCING as of Termination Date, the fixed minimum rent will be:

Year 1:               5-1-03    to         4-30-04         ($930)/per month:
Year 2:               5-1-04    to         4-30-05         ($930)/per month;
Year 3:               5-1-05    to         4-30-06         ($930)/per month;
Year 4:                         to                         ($___)/per month.
Year 5:                         to                         ($___)/per month.


                               RENEWAL OPTION TWO

         COMMENCING as of Termination Date of renewal option one, the fixed minimum rent will be:

Year 1:          5-1-06    to         4-30-07         ($1000)/per month;
Year 2:          5-1-07    to         4-30-08         ($1000)/per month;
Year 3:          5-1-08    to         4-30-09         ($1000)/per month;
Year 4:                    to                         ($____)/per month;
Year 5:                    to                         ($____)/per month;


LANDLORD: /s/ Donald H. Beisner

TENANT:  /s/ Jon Baker